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                                 CERTIFICATE OF TRUST

     This Certificate of Trust of Prudential Tax-Managed Equity Fund (the "Trust"), dated September 17, 1998, is being duly executed and filed to form a business trust under the Delaware Business Trust Act (12 DEL C. Sections 3801 ET SEQ.).

     1. NAME. The name of the business trust formed hereby is Prudential Tax-Managed Equity Fund.

     2. REGISTERED AGENT. The business address of the registered office of the Trust in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

     4. SERIES TRUST. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

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     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Certificate of Trust as of the date first above written.


                                             /s/ Marguerite E. H. Morrison
                                             -----------------------------------
                                             Name:  Marguerite E. H. Morrison
                                             as Trustee and not individually


                                             /s/ Robert C. Rosselot
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                                             Name:  Robert C. Rosselot
                                             as Trustee and not individually


                                             /s/ Deborah A. Docs
                                             -----------------------------------
                                             Name:  Deborah A. Docs
                                             as Trustee and not individually